The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn. Document Control

RE	American Depositary
Shares evidenced by
the American
Depositary Receipts
for Ordinary Shares,
nominal value of 36
Rubles each of AO
Primorsky Shipping
File No. 3338338

Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts ADRs
are to be issued, we attach a copy of the new prospectus Prospectus reflecting a change in the nominal value and the number of American Depositary Shares represented by Ordinary Shares the
Ratio of AO Primorsky Shipping the
Company.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate for AO Primorsky
Shipping.

The Prospectus has been revised to
reflect the new nominal value and ratio, and has been overstamped with

The nominal value of the Companys
Ordinary Shares has been changed
from 36 Rubles each to 1 Ruble each
and the ratio on the ADSs evidenced by
ADRs will be changed from 1 ADS
representing 10 Ordinary Shares to 1
ADS representing 50 Ordinary Shares.
The effective date is August 22, 2006.

Attached to this letter is a copy of a
letter from Primorsky Shipping to The
Bank of New York requesting that the
ratio be changed.

Please contact me with any questions or
comments at 954 2555137.

By	/s/ SAMMY PEERMAL
Name	Sammy Peermal
Title	Vice President


Encl.


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